Exhibit 10.4

HECLA MINING COMPANY

KEY EMPLOYEE DEFERRED COMPENSATION PLAN

(Amended and Restated as of December 1, 2014)

First Amendment

WHEREAS, Hecla Mining Company (the “Company”) sponsors and maintains the Hecla Mining Company Key Employee Deferred Compensation Plan, amended and restated as of December 1, 2014 (the “Plan”) for the benefit of its eligible employees; and

WHEREAS, pursuant to Section 6 of the Plan, the Compensation Committee of the Board of Directors of the Company has the authority to amend the Plan; and

WHEREAS, the Committee desires to amend the Plan to clarify that performance-based stock and restricted stock unit awards may be credited only to the Company Stock Account and that performance-based stock and restricted stock units are not eligible to be matched.

NOW, THEREFORE, effective November 30, 2016, the Plan is hereby amended as follows:

1.           The last sentence of the first paragraph of Section 1.1 of the Plan, Purpose of the Plan, is hereby amended, to read as follows:

“To this end, the Plan provides for (i) Participant elections to defer Base Salary, (ii) Participant elections to defer Performance-Based Compensation, (iii) Participant elections to defer Performance-Based Stock, (iv) Participant elections to defer Restricted Stock Units, (v) Company Matching Contributions, and (vi) Discretionary Awards.”

2.           The definition of “Company Stock Account” in Section 1.2 of the Plan, Definitions, is hereby amended in its entirety to read as follows:

“Company Stock Account means an Account established and maintained for a Participant to record the amount of any compensation deferred under the Plan in the form of Stock Units, which may include elective deferrals of Base Salary, Performance-Based Compensation, Performance-Based Stock, or Restricted Stock Units, or amounts credited as Matching Contributions or Discretionary Employer Contributions.”

3.           The definition of “Deferral Election” in Section 1.2 of the Plan, Definitions, is hereby amended in its entirety to read as follows:

“Deferral Election means the agreement executed by an Eligible Employee whereby an Eligible Employee elects to defer Base Salary, Performance-Based Compensation, Performance-Based Stock, or Restricted Stock Units.”

4.           Section 1.2 of the Plan, Definitions, is hereby amended to add in alphabetical order a new definition of “Performance-Based Stock,” to read as follows:

“Performance-Based Stock means an award of some number of shares of Common Stock where the amount of, or entitlement to, the shares of Common Stock is contingent on the satisfaction of pre-established organizational or individual performance criteria relating to a performance period of at least twelve (12) consecutive months in which the Participant performs services, including but not limited to, awards made under the Stock Plan.”

5.           The first sentence of Section 3.2 of the Plan, Deferral Elections, is hereby amended in its entirety, to read as follows:

“An Eligible Employee may elect to defer a percentage of his or her Base Salary, Performance-Based Compensation, Performance-Based Stock, and Restricted Stock Units for a Plan Year.”

6.           Section 3.2.2 of the Plan, Performance-Based Compensation, is hereby amended in its entirety, to read as follows:

“3.2.2     Performance-Based Compensation and Stock. Elections to defer Performance-Based Compensation or Performance-Based Stock shall generally be made no later than the December 31 immediately preceding the Plan Year for which services are performed to earn the Performance-Based Compensation or Stock. Notwithstanding the foregoing, the Committee may, in its discretion, permit Deferral Elections for Performance-Based Compensation or Stock on or before the date that is six months before the end of the applicable performance period, provided that the Participant provides service continuously from the later of the beginning of the performance period or the date the performance criteria was established through the date the election is made and the compensation has not become readily ascertainable and substantially certain to be paid, all to the extent permitted by Section 409A. A newly hired or promoted Eligible Employee who first becomes eligible to participate in the Plan after the start of a Plan Year may make a Deferral Election within thirty (30) days after first becoming eligible to participate in the Plan to the extent permitted by Section 409A.”

7.           A new sentence is hereby added to the end of Section 3.3 of the Plan, Matching Contributions, to read as follows:

“Notwithstanding the foregoing, the Matching Contribution shall not take into account any Performance-Based Stock or Restricted Stock Units a Participant may have elected to defer to the Company Stock Account for that Plan Year.”

8.           The second sentence of Section 4.2 of the Plan, Participant Election of Account, is hereby amended in its entirety to read as follows:

“All Restricted Stock Units and Performance-Based Stock deferred under the Plan, Matching Contributions, and Employer Discretionary Contributions for a Participant shall be credited as Stock Units to the Participant’s Company Stock Account.”

9.           Section 4.4.1 of the Plan, Initial Amounts Credited, is hereby amended in its entirety, to read as follows:

“4.4.1     Initial Amounts Credited. Where an amount being deferred is denominated in Stock Units, such as an award of Restricted Stock Units, the number of Stock Units credited to the Company Stock Account shall be based on the portion of such award that is deferred. For any amount to be credited to the Company Stock Account that is initially denominated in cash, including any deferral of Base Salary or Performance-Based Compensation, any Matching Contributions or any Discretionary Employer Contributions awarded in a cash amount, the dollar amount credited to the Company Stock Account shall be converted to a number of whole and fractional Stock Units as of the last business day of the calendar quarter in which such amount is credited to the Company Stock Account based on the average Fair Market Value of the Common Stock for such calendar quarter.”

10.          The second sentence of Section 4.5 of the Plan, Vesting, is hereby amended in its entirety to read as follows:

“Employer Discretionary Contributions, Performance-Based Stock, and Restricted Stock Units shall be subject to any vesting or other restrictions imposed by the Committee as specified in the notice of award”

11.          The first sentence of Section 5.1 of the Plan, Specified Date, is hereby amended in its entirety, to read as follows:

“A Participant may elect, at the time of a Deferral Election, to have Base Salary, Performance-Based Compensation, Performance-Based Stock, and Restricted Stock Units subject to the Deferral Election distributed in a single lump sum payment on a specific date, and for Performance-Based Stock, Restricted Stock Units or Discretionary Contributions that include a vesting schedule, after the last applicable vesting date.”

This Amendment is executed this 4th day of December, 2016.

HECLA MINING COMPANY

By:
Phillips S. Baker, Jr.
President & CEO